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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  June 4, 2002
                        (Date of earliest event reported)



                                   ONEOK, Inc.
             (Exact name of registrant as specified in its charter)



         Oklahoma                   001-13643                   73-1520922
(State or other jurisdiction       (Commission                 (IRS Employer
       of incorporation)           File Number)              Identification No.)


                        100 West Fifth Street; Tulsa, OK
                    (Address of principal executive offices)


                                      74103
                                   (Zip code)

                                 (918) 588-7000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)








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Item 5.  Other Events and Regulation FD Disclosure

         On June 4, 2002, ONEOK, Inc. (ONEOK) announced it has sold its remaining common stock of Magnum Hunter Resources, Inc., (AMEX:MHR), an independent exploration and development company located in Irving, Texas. ONEOK sold a total of 4,963,504 shares of Magnum Hunter Resources common stock for net proceeds of approximately $35.8 million. The proceeds from the sale will be used to reduce ONEOK's outstanding commercial paper indebtedness.

         ONEOK continues to hold warrants to purchase 1,515,300 shares of Magnum Hunter common stock at an exercise price of $15.00 per share. The warrants expire in March 2005.

Item 7.  Financial Statements, ProForma Financial Information and Exhibits

(a)      Financial Statements of Businesses Acquired
           Not applicable.

(b)      ProForma Financial Information
           Not applicable.

(c)      Exhibits
           99.a     Press Release Issued by ONEOK, Inc. dated June 4, 2002.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                              ONEOK, Inc.

Date:  June 5, 2002                       By: /s/ Jim Kneale
                                              ----------------------------------
                                              Jim Kneale
                                              Senior Vice President, Treasurer
                                              and Chief Financial Officer
                                              (Principal Financial Officer)



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